UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 8, 2016

Commission file number 0-04408

Resource America, Inc.

(Exact name of registrant as specified in its charter)

Delaware	72-0654145
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

One Crescent Drive, Suite 203

Navy Yard Corporate Center

Philadelphia, PA 19112

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (215) 546-5005

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (127 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (27 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (27 CFR 240.13e-4(c))

Introductory Note

On September 8, 2016, Resource America, Inc. (“Resource America”) was acquired by C-III Capital Partners LLC (“C-III”), pursuant to the Agreement and Plan of Merger (the “merger agreement”), dated as of May 22, 2016, by and among Resource America, C-III and Regent Acquisition Inc., a wholly owned subsidiary of C-III (“merger sub”). Pursuant to the merger agreement, merger sub merged with and into Resource America, with Resource America continuing as the surviving entity and a wholly owned subsidiary of C-III (the “merger”). The foregoing description of the merger agreement does not purport to be complete and is qualified in its entirety by reference to the merger agreement, which is filed as Exhibit 2.1 to Resource America’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 24, 2016 and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth in the Introductory Note to this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

In connection with the merger, on September 8, 2016, Resource America repaid in full all outstanding amounts under (1) the Amended and Restated Loan and Security Agreement, dated March 10, 2011, between Resource America, TD Bank, N.A. and the joining guarantors set forth therein (as amended or modified, the “TD Agreement”) and (2) the Loan Agreement between and among Republic First Bank (d/b/a/ Republic Bank) and Resource Capital Investor, Inc. and Resource Properties XXX, Inc. (as amended or modified, the “Republic Agreement”) and terminated all commitments and obligations thereunder. Effective upon such repayment, the TD Agreement, the Republic Agreement and all related loan documents and security interests were terminated and released and became null and void.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note to this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Effective September 8, 2016, Resource America completed the merger (the “effective time”). Pursuant to the merger agreement, each share of common stock of Resource America, par value $0.01 per share (“Company Stock”), other than certain shares as provided in the merger agreement, was automatically converted into the right to receive $9.78 in cash, without interest (the “merger consideration”).

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

As a result of the merger, Resource America no longer fulfills the listing requirements of the NASDAQ Stock Market (the “NASDAQ”). On September 8, 2016, Resource America notified the NASDAQ that the transactions contemplated by the merger agreement had closed and that the merger was complete and requested that the NASDAQ suspend trading in shares of Company Stock and file with the SEC a notification of delisting of Company Stock on Form 25 under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the Company Stock is no longer listed on the NASDAQ.

The Company intends to file with the SEC certifications on Form 15 under the Exchange Act to deregister the Company Stock under Section 12(g) of the Exchange Act and suspend the Company’s reporting obligations under Section 15(d) of the Exchange Act.

Item 3.03. Material Modification to the Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Effective as of the closing of the merger: (1) each option to purchase shares of Company Stock that was outstanding and unexercised immediately prior to the effective time became fully vested (to the extent not vested) and was converted into the right to receive an amount in cash equal to the product of (a) the merger consideration, net of the exercise price for such option, multiplied by (b) the number of shares of Company Stock underlying such option; (2) each outstanding restricted stock award became fully vested (with any performance-based vesting conditions deemed fully satisfied) and was converted into the right to receive an amount in cash equal to the product of the merger consideration multiplied by the number of shares of Company Stock underlying such award; and (3) each deferred stock unit that was outstanding immediately prior to the effective time became fully vested (to the extent unvested) and was converted into the right to receive an amount in cash equal to the product of the merger consideration multiplied by the number of shares of Company Stock underlying such deferred stock unit.

Item 5.01. Changes in Control of Registrant.

The information set forth in the Introductory Note and Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the merger, a change in control of Resource America occurred, and Resource America became a wholly owned subsidiary of C-III.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Consulting and Non-Competition Agreement with Jeffrey F. Brotman

On September 6, 2016, Resource America entered into a consulting and non-competition agreement with Jeffrey F. Brotman (the “Brotman consulting agreement”), Resource America’s Executive Vice President and Chief Operating Officer, providing for his termination of employment with Resource America on September 8, 2016, and his continued service to Resource America as a consultant thereafter for a period of six months. Under the Brotman consulting agreement, Mr. Brotman will have the title of Senior Advisor to the Company, and continue to serve on the boards of directors of Primary Capital Mortgage, LLC and LEAF Commercial Capital, Inc., continue to monitor existing legal, regulatory and business matters of Resource America, and provide other general advisory services as reasonably requested by the Chief Executive Officer of Resource America (or his designee). The Brotman consulting agreement provides for a severance payment of $875,000, payable within 30 days following the termination or expiration of the consulting period for any reason (subject to Mr. Brotman’s execution and non-revocation of a general release of claims in favor of Resource America), and a consulting fee of $58,333 per month for the duration of the consulting period. In addition, in consideration for agreeing to certain customary restrictive covenants set forth in the Brotman consulting agreement, including two-year non-competition and non-solicitation covenants, Mr. Brotman will be paid a restrictive covenant fee of $3.1 million within 30 days following the termination or expiration of the consulting period for any reason (subject to Mr. Brotman’s execution and non-revocation of a general release of claims in favor of Resource America).

The Brotman consulting agreement may be terminated by either party for cause with 30 days’ notice and will automatically terminate upon Mr. Brotman’s death. Upon a termination by either party for cause or a termination due to Mr. Brotman’s death, Resource America will pay to Mr. Brotman (or his estate, as applicable) any unpaid payments owed to Mr. Brotman under the merger agreement, any unpaid severance under the Brotman consulting agreement, and any unpaid consulting or restrictive covenant fees under the Brotman consulting agreement.

Resignation of Certain Directors and Officers of Resource America

In connection with the merger, all of Resource America’s directors resigned from the Resource America board of directors immediately prior to the effective time. At the effective time, Jonathan Z. Cohen, Resource America’s Chief Executive Officer, and Jeffrey F. Brotman, Resource America’s Executive Vice President and Chief Operating Officer, ceased serving in such capacities.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the merger agreement, at the effective time, (i) Resource America’s certificate of incorporation, as in effect immediately prior to the merger, was amended and restated to be in the form of the certificate of incorporation attached as Exhibit B to the merger agreement, and (ii) Resource America’s bylaws were amended and restated to read in their entirety as the bylaws of merger sub as in effect immediately prior to the effective time, except the references to merger sub’s name were replaced by references to “Resource America, Inc.”

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of May 22, 2016, by and between Resource America, Inc., C-II Capital Partners LLC and Regent Acquisition Inc. (incorporated by reference to Exhibit 2.1 to Resource America’s Current Report on Form 8-K filed on May 24, 2016 (File No. 000-4408)).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2016

RESOURCE AMERICA, INC.

By:	/s/ Thomas C. Elliott
Thomas C. Elliott
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of May 22, 2016, by and between Resource America, Inc., C-II Capital Partners LLC and Regent Acquisition Inc. (incorporated by reference to Exhibit 2.1 to Resource America’s Current Report on Form 8-K filed on May 24, 2016 (File No. 000-4408)).

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